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STATE OF                     [SEAL OF THE STATE OF NORTH CAROLINA APPEARS HERE]
  NORTH                                  Department of The
   CAROLINA                            Secretary of State

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    To all whom these presents shall come, Greetings:

    I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

                             ARTICLES OF AMENDMENT

                                      OF

                         SOUTHERN NATIONAL CORPORATION

                          Which changed its name to:

                               BB&T CORPORATION

  the original of which was filed in this office on the 6th day of May, 1997.



                                       IN WITNESS WHEREOF, I have hereunto set
                                       my hand and affixed my official seal
                                       at the City of Raleigh, this 6th day of
                                       May, 1997.
 [SEAL OF THE SECRETARY OF STATE
 OF NORTH CAROLINA APPEARS HERE]


                                       /s/ Elaine F. Marshall

                                              Secretary of State
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                            ARTICLES OF AMENDMENT
                                      OF
                         SOUTHERN NATIONAL CORPORATION


     The undersigned corporation hereby submits these articles of amendment for the purpose of amending its articles of incorporation:

     1.   The name of the corporation is Southern National Corporation.

     2. The following amendment to the articles of incorporation of the corporation was adopted by its shareholders on the 22nd day of April, 1997 in the manner prescribed by law:

          Delete the provisions of Article I and substitute therefor the following:

               "The name of the Corporation is BB&T Corporation"

     3. The above amendment is effective at 11:59 p.m. on Friday, May 16, 1997.

     This the 1st day of May, 1997.


                                           SOUTHERN NATIONAL CORPORATION



                                           By: /s/ Jerone C. Herring
                                               --------------------------------
                                               Jerone C. Herring, Secretary